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                                                                   EXHIBIT 10.17

                       FIRST AMENDMENT TO LINE OF CREDIT,
                       ----------------------------------
                        TERM LOAN AND SECURITY AGREEMENT
                        --------------------------------


          This First Amendment to Line of Credit, Term Loan and Security Agreement ("First Amendment") is entered into effective the 31st day of August, 1998 by and between PROGRESS BANK (the "Bank"), a Federal savings bank, with offices at 4 Sentry Parkway, Suite 200, Blue Bell, Pennsylvania 19422, and ORTHOVITA, INC., a Pennsylvania corporation ("Borrower"), with offices at 45 Great Valley Parkway, Malvern, Pennsylvania 19355.

                                   BACKGROUND
                                   ----------

          A. Borrower and the Bank entered into a Line of Credit, Term Loan and Security Agreement dated September 19, 1997 (the "Agreement").

          B.  Borrower has requested the Bank to renew the Line of Credit
Facility.

          C. The Bank has agreed to renew the Line of Credit Facility under the terms and conditions of the Agreement, as hereby amended.

          D. The Bank and Borrower desire to enter into this First Amendment for, among other reasons, the following:

                (i) to renew the Line of Credit Facility;

                (ii) to change the rate of interest applicable to unpaid principal balances under the Line of Credit Facility; and

                (iii) to amend certain other covenants with which Borrower must comply.

          E. The Agreement shall remain in full force and effect, without modification or amendment, except as specifically set forth below.

          NOW, THEREFORE, Borrower and the Bank, intending to be legally bound, and in consideration of the aforementioned Background which is incorporated herein by reference, and in consideration of the terms and conditions set forth herein, hereby agree as follows:


          1. All references in the Agreement and/or any of the Loan Documents to "the Agreement" or "this Agreement" shall be understood to refer to the Line of Credit, Term Loan and Security Agreement, as amended by this First Amendment, and as the same may hereafter be amended from time to time. All terms not defined herein shall have the meanings given to them in the Agreement.


  2. Confirmation of Existing Loans. Borrower hereby ratifies, confirms and acknowledges that the statements contained in the foregoing Background are true, accurate and correct and that the Loan Documents are valid, binding and in full force and effect as of
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the date hereof. Borrower further acknowledges, confirms, represents and warrants that it has no defenses, set-offs, counterclaims, or challenges to or against the payment of any sums owing under the Loan Documents, or to the enforceability or validity of the terms thereof. Borrower further acknowledges and confirms and represents and warrants that it has no claims, suits or causes of action against the Bank and hereby remises, releases and forever discharges the Bank, its officers, directors, shareholders, representatives and their successors and assigns, and any of them, from any claims, causes of action, suits, or demands whatsoever in law and equity, which it has or may have from the beginning of the world to the date of this First Amendment. Neither this First Amendment nor any of the documents executed in connection herewith, is in any way intended to constitute a novation of or to the Loan Documents.

  3. Confirmation of Indebtedness. Borrower confirms and acknowledges that the outstanding principal balance of the indebtedness as evidenced by the Loan Documents was Six Hundred Ninety-Two Thousand Dollars ($692,000) as of May 31, 1998.

  4.      Section 1.1 of the Agreement is hereby amended, in part, as follows:

          The first sentence of the definition of the term Qualified Accounts is
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amended to add at the end of such sentence, "and (v) accounts for which the
Account Debtor is a Person whose citizenship or country of incorporation or whose principle residence or principle place of business is not within the United States of America".

  5. Section 2.1(d) of the Agreement is hereby amended to read in its entirety as follows:

               (d) The term of this Line of Credit shall commence as of September 19, 1997 and, unless earlier terminated, shall terminate on the earlier to occur of (i) an Event of Default (as defined herein), or (ii) June 30, 1999 (the "Loan Termination Date"). The Loan Termination Date may be extended or renewed by the Bank, in its sole discretion, on a day-to-day basis or otherwise, at the request of Borrower and upon a review of, among other things, Borrower's
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     financial condition, business, operations and assets as reflected in
     Borrower's financial statements for the year ended December 31, 1998, which extension or renewal, if any, shall be evidenced by a letter to such effect from the Bank and by Borrower's execution and delivery of such other documents and instruments as the Bank may require.

       6. Section 2.2(b) of the Agreement is hereby amended to read in its entirety as follows:

               (b) bearing interest on the unpaid principal amount of all Advances at an annual rate, which shall fluctuate with changes in the Prime Rate, shall be computed on the actual number of days elapsed on the basis of a 360-day year, and shall be equal to the Prime Rate plus: (i) from September 19, 1997 through August 31, 1998, one and one-half percent (1.50%); and

                    (ii)  from and after September 1, 1998, one percent (1.0%);

  7. Section 2.2(e) and (f) are hereby amended to read in their entirety as follows:

          (e)  secured by Collateral; and

          (f) Prepayable by Borrower without penalty or premium but with accrued interest to the date of such prepayment on the amount prepaid, at any time and from time to time, in whole or in part, upon notification to the Bank of such prepayment not later than 10:00 a.m. on the date of such prepayment.

  8.      Section 2.2(g) is hereby deleted as is Exhibit "A" to the Agreement.

  9. Section 6.1(a)(v) is hereby amended to read in its entirety as follows:

          (v) Accounts Receivable and Inventory Certification.  As soon as
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     possible, but in any event not later than ten (10) days after the end of each month, a certification of Borrower's accounts receivable and inventory signed by the principal financial officer of Borrower and indicating that to the best of his knowledge such certification is valid, accurate and prepared in accordance with Bank requirements.

  10. Section 6.3 of the Agreement is hereby amended to read in its entirety as follows:

          Minimum Working Capital.  Borrower will maintain a minimum Working
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     Capital, which shall be verified at the close of each fiscal quarter of
     Borrower in accordance with GAAP, of at least:

               (a) from September 19, 1997 through August 31, 1998, $1,000,000.00; and
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               (b)  from September 1, 1998 through the Loan Termination Date,
     $2,000,000.00.

  11. Section 6.5 of the Agreement is hereby amended to read in its entirety as follows:

          Minimum Tangible Net Worth.  Borrower will maintain minimum Tangible
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     Net Worth ("Minimum Tangible Net Worth"), which shall be verified at the close of each fiscal quarter of Borrower in accordance with GAAP, of at least:

               (a) from September 19, 1997 through August 31, 1998, $1,800,000.00; and

               (b) from September 1, 1998 through the Loan Termination Date, $2,000,000.00.

  12. Section 6.18 of the Agreement is hereby amended to read in its entirety as follows:

               Use of Proceeds.  Initially, Borrower shall use the proceeds of
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     the Line of Credit for working capital and short-term borrowing purposes.
     All Advances after September 1, 1998 shall be used to finance Qualified Accounts and Qualified Inventory. Borrower shall use the proceeds of the Term Loan to re-finance the acquisition of certain equipment previously purchased by Borrower.

  13. Representations and Warranties. Borrower hereby represents and warrants that, as of the date hereof:
          (a) Borrower has obtained all necessary authorization from its board of directors and shareholders to enter into this First Amendment and the transactions contemplated hereby;

          (b) The representations and warranties of Borrower set forth in
Article 4 of the Agreement are true and correct as of the date of this First Amendment as if made on the date hereof;

          (c) There has been no material adverse change in the business, properties, operations or condition (financial or otherwise) of Borrower since December 31, 1997, the date of the financial statements most recently furnished by Borrower to Bank; and

          (d) As of the date of this First Amendment there does not exist any Event of Default under the Agreement nor does there exist any event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default under the Agreement.

  14. Certificate(s) of Insurance. Borrower shall deliver to Bank certificate(s) of insurance evidencing that Borrower is in compliance with
Section 6.10 of the Agreement concurrently with the signing of this First Amendment.

  15. Expenses. Borrower agrees to reimburse the Bank for its out-of-pocket expenses, including but not limited to attorneys' fees and other costs of preparation and filing concerning this First Amendment and other documents as required by law or deemed
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necessary by the Bank, including but not limited to the cost of all filing fees and lien searches deemed necessary by the Bank. Such costs and expenses shall be paid by Borrower concurrently with the execution of this First Amendment and all such expenses hereafter incurred shall be paid within fifteen (15) days after notice by the Bank.

  16. Additional Events of Default. Without limiting the generality of the terms and conditions of the Agreement or this First Amendment, the occurrence of any one or more of the following events shall constitute additional Events of Default under the Agreement:

          (a) The failure of Borrower to duly perform or observe any obligation, covenant or agreement set forth in this First Amendment;

          (b) Any representation or warranty of Borrower set forth herein is discovered to be materially untrue as of the date of this First Amendment, or any statement, certificate or data furnished by Borrower to the Bank heretofore is discovered to be materially untrue as of the date as of which the facts therein set forth were stated or certified to be true.

  17. Inconsistencies and Integration. All of the terms, conditions and covenants, to the extent not expressly inconsistent with those set forth herein, of the Agreement or other Loan Documents are incorporated herein by reference and shall remain in full force and effect unaffected and unaltered by the terms of this First Amendment. To the extent there is any inconsistency between the terms of this First Amendment and any of the Loan Documents, the terms of this First Amendment shall control.

  18.     Miscellaneous.

          (a) Commitment Fee.  Borrower shall pay the Bank a non-refundable fee
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in the amount of $2,500.00 for the Bank=s commitment to renew the Line of
Credit. Such fee shall be paid concurrently with the execution of this First Amendment.

          (b)  Collateral.  Borrower shall provide the Bank, prior to or
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concurrently with the execution of this First Amendment, evidence satisfactory to it and its counsel that the Collateral is free and clear, as of the date hereof, of any and all security interests, except as set forth in the Agreement.

          (c) Further Assurances.  From time to time Borrower shall execute and
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deliver to the Bank such additional documents and will provide such additional information as the Bank may reasonably request to carry out the intent of this First Amendment.

          (d) Governing Law.  This First Amendment, and the rights and
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obligations of the parties under this First Amendment, shall be governed by, and construed and interpreted in accordance with, the domestic, internal laws of the Commonwealth of Pennsylvania, without reference to principles of conflicts of law.

          (e) Binding Effect and Assignment.  This First Amendment shall inure
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to the benefit of, and shall be binding upon, the respective successors and assigns of the parties hereto. Borrower shall not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the Bank.

          (f) Severability.  If any provision of this First Amendment shall be
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invalid under applicable laws, such invalidity shall not affect any other provision of this First Amendment that can be given effect without the invalid provision, and to this end, the
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provisions hereof are severable.

          (g) Counterparts and Headings.  This First Amendment may be executed
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in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. Section headings contained herein are for convenience of reference only and shall in no way affect or be used to construe or interpret this First Amendment.
          (h) Seal.  This Agreement is intended to take effect as an instrument
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under seal.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.


                              ORTHOVITA, INC.



                              /s/ David S. Joseph
                              ------------------------------
                                  David S. Joseph, President


                              PROGRESS BANK


                              By: /s/ Steven D. Hobman
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                                      Steven D. Hobman, Senior Vice President